UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2008

DANKA BUSINESS SYSTEMS PLC

(Exact name of registrant as specified in its charter)

England & Wales	0-20828	98-0052869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11101 Roosevelt Boulevard		Masters House
St. Petersburg, Florida 33716	and	107 Hammersmith Road
London W14 0QH England

(Addresses of principal executive offices)

Registrant’s telephone number, including area code:

727-622-2100 in the United States

011-44-207-605-0150 in the United Kingdom

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On April 8, 2008, Danka Business Systems PLC (“Danka” or the “Company”), Danka Holding Company, a wholly-owned subsidiary of Danka, and Konica Minolta Business Systems U.S.A., Inc. (“Konica Minolta”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which Konica Minolta will acquire Danka’s wholly-owned U.S. subsidary, Danka Office Imaging Company (“DOIC”), through which Danka conducts its business operations.

The total purchase price is approximately U.S. $240 million. The transaction is expected to be completed by June 30, 2008. It is subject to a number of regulatory and other closing conditions, in both the United States and United Kingdom, including approval of the transaction by Danka shareholders.

Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed sale of DOIC to Konica Minolta, the liquidation and related proposals. In connection with the proposed sale transaction, the liquidation and related proposals, Danka plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF DANKA ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SALE TRANSACTION, THE LIQUIDATION AND RELATED PROPOSALS. The final proxy statement will be mailed to shareholders of Danka. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by Danka with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and Danka’s other filings with the SEC may also be obtained from Danka. Free copies of Danka’s filings may be obtained by directing a request to Danka Business Systems PLC, 11101 Roosevelt Boulevard, St. Petersburg, FL, Attention: Company Secretary.

Danka and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from Danka’s shareholders in favor of the proposed sale transaction, the liquidation and related proposals. Information regarding Danka’s directors and executive officers is available in Danka’s proxy statement for its 2007 annual general meeting of shareholders, which was filed with the SEC on July 30, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

ITEM 8.01.	Other Events

On April 8, 2008, the Company issued press releases in the U.S. and U.K. announcing the sale of its U.S. business operations to Konica Minolta pursuant to the Stock Purchase Agreement. The press releases are attached as Exhibit 99.1 and 99.2 hereto and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated as of April 8, 2008, by and among Konica Minolta Business Solutions U.S.A., Inc., Danka Business Systems PLC and Danka Holding Company

99.1	Danka Business Systems PLC press release dated April 8, 2008 (U.S. press release)

99.2	Danka Business Systems PLC press release dated April 8, 2008 (U.K. press release)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2008	DANKA BUSINESS SYSTEMS PLC

	By:	/s/ Edward K. Quibell
	Name:	Edward K. Quibell
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated as of April 8, 2008, by and among Konica Minolta Business Solutions U.S.A., Inc., Danka Business Systems PLC and Danka Holding Company

99.1	Danka Business Systems PLC press release dated April 8, 2008 (U.S. press release)

99.2	Danka Business Systems PLC press release dated April 8, 2008 (U.K. press release)